SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                        IL FORNAIO (AMERICA) CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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1) Title of each class of securities to which transaction applies:



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2) Aggregate number of securities to which transaction applies:



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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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4) Proposed maximum aggregate value of transaction:



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5) Total fee paid:

     [_]  Fee paid previously with preliminary materials:



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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                        IL FORNAIO (AMERICA) CORPORATION
                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                            TO BE HELD ON MAY 6, 1999


TO THE STOCKHOLDERS OF IL FORNAIO (AMERICA) CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IL FORNAIO (AMERICA) CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 6, 1999, at 4:00 p.m. local time at the Il Fornaio restaurant located at 327 Lorton Avenue, Burlingame, California, for the following purposes:

     1. To elect two directors to hold office until the 2002 Annual Meeting of Stockholders.

     2. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

     3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 26, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                        By Order of the Board of Directors

                        /s/ PAUL J. KELLEY

                        Paul J. Kelley
                        Vice President, Finance, Chief Financial
                        Officer & Secretary


Corte Madera, California
April 1, 1999


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        IL FORNAIO (AMERICA) CORPORATION
                            770 TAMALPAIS DRIVE, #400
                             CORTE MADERA, CA 94925


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS


                                   May 6, 1999


                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Il Fornaio (America) Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 6, 1999, at 4:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Il Fornaio restaurant located at 327 Lorton Avenue, Burlingame, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 12, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 12, 1999 the Company had outstanding and entitled to vote 5,658,821 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 770
Tamalpais Drive, #400, Corte Madera, California 94925, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.


STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "Commission") is December 3, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is February 6, 2000. Stockholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 1999. Mr. Hellman and Mr. Hislop, are currently directors of the Company who were previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the matter at the meeting.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

F. Warren Hellman

     F. Warren Hellman, 64, has been a director of the Company since 1983. From 1984 to 1997 Mr. Hellman was a general partner of Hellman & Friedman, an investment firm, and since January 1998, he has been Chairman of Hellman & Friedman LLC, an investment firm. He has also been a partner of Matrix Partners, a venture capital firm, since 1982 and a general partner of FWH Associates, an investment firm, since 1985. From 1962 to 1977, Mr. Hellman was a partner of Lehman Brothers in New York, where he served at various times as head of Lehman's Investment Banking Division, President and Director of Lehman Brothers, Inc., and Chairman of Lehman Brothers, Inc. and Chairman of Lehman Corporation, a closed-end investment company. From October 1981 to March 1984, Mr. Hellman also served as Managing Director of Lehman Brothers Kuhn Loeb. Mr. Hellman is also a director of Levi Strauss Associates, Inc., Franklin Resources, Inc. and Young & Rubicam Holdings, Inc.

Michael J. Hislop

     Michael J. Hislop, 44, joined the Company as President and Chief Operating Officer in July 1995 and, since May 1998, he has served as Chief Executive Officer. From April 1991 to May 1995, Mr. Hislop served as Chairman and Chief Executive Officer of Chevy's Mexican Restaurants which, under his direction, grew from 17 locations to 63 locations nationwide. From 1982 to 1991, Mr. Hislop was employed by El Torito Mexican Restaurants, Inc., serving first as Regional Operator, then as Executive Vice President of Operations and, for the last three years, as Chief Operating Officer. From 1979 to 1982, Mr. Hislop was employed by T.G.I. Fridays Restaurants, Inc. as a Regional Manager.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

Dean A. Cortopassi

     Dean A. Cortopassi, 60, has been a director of the Company since April 1996. Mr. Cortopassi founded and has served as Chief Executive Officer of San Tomo Group, a holding company which owns and operates a number of food processing and marketing companies, including Stanislaus Food Products, Gilroy Canning Company, Sierra Quality Canners and MGI Holdings, Inc.

Lawrence F. Levy

     Lawrence F. Levy, 55, has been a director of the Company since December 1998. Since 1978, Mr. Levy has served as the Chairman and Chief Executive Officer of Levy Restaurants, a food service company which he founded in 1978. The Chicago-based company currently operates 50 food service locations throughout 18 North American markets. Prior to founding Levy Restaurants, Mr. Levy served as President of Hawthorn Realty Group, a commercial real estate group. Mr. Levy is also a director of Chicago Title Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

Laurence B. Mindel

     Laurence B. Mindel, 61, joined the Company as Chairman of the Board, President and Chief Executive Officer in January 1987. Mr. Mindel currently serves as Chairman of the Board, having resigned as President in 1995 and as Chief Executive Officer in 1998. From 1964 to 1970, Mr. Mindel was President and Chief Executive Officer of Caswell Coffee Company in San Francisco. In 1970, Mr. Mindel co-founded Spectrum Foods, where he served as Chairman of the Board, President and Chief Executive Officer. Under Mr. Mindel's direction, Spectrum created 14 restaurants in Northern and Southern California, including Chianti, MacArthur Park, Harry's Bar and American Grill, Prego and Guaymas. In 1984, Saga Corporation acquired Spectrum Foods, and from that time until he joined the Company, Mr. Mindel served as President of the Saga Restaurant Group, which included Stuart Anderson's Black Angus, Velvet Turtle, Spoons, Hotel Food Services and the newly acquired Spectrum Foods restaurants. In 1985, Mr. Mindel became the first person of non-Italian descent and the first American to be awarded the Caterina di Medici medal. Awarded by the Italian government, the medal recognizes persons who have excelled in preserving the Italian heritage outside of Italy. Michael Mindel, the son of Laurence B. Mindel, is Vice President of Marketing of the Company.

W. Scott Hedrick

     W. Scott Hedrick, 52, has been a director of the Company since 1987. Mr. Hedrick co-founded InterWest Partners, a venture capital management firm, in 1979 and has been a general partner of that firm since that time. From 1974 to 1979, Mr. Hedrick was a partner of American-Euro Interfund, a venture capital corporation. From 1970 to 1974, he was an Assistant Vice President with Small Business Enterprise Company, a venture capital subsidiary of Bank of America NT & SA. Mr. Hedrick is also a director of Office Depot, Inc. and Golden State Vintners.

W. Howard Lester

     W. Howard Lester, 63, has been a director of the Company since 1980. Mr. Lester has served as Chairman of the Board and Chief Executive Officer of Williams-Sonoma, Inc., a retail kitchen furnishings and housewares company, since 1978. Mr. Lester is also a director of The Good Guys, Inc. CKE (Carl's) and Harold's Corporation.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 27, 1998, the Board held four meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

     The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and performs other related duties delegated to such committee by the Board. The Audit Committee, which consists of two non-employee directors, Mr. Hellman and Mr. Cortopassi, held one meeting during fiscal 1998.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which currently consists of two non-employee directors, Mr. Hedrick and Mr. Levy, held one meeting during fiscal 1998.

     During the fiscal year ended December 27, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served during the fiscal year, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

             APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN, AS AMENDED

     In March 1997, the Board of Directors adopted and, in April 1997, the stockholders approved, the Company's 1997 Equity Incentive Plan (the "1997 Plan"), as an amendment and restatement of the Company's existing 1992 Stock Option Plan and 1995 Stock Option Plan (collectively, the "Prior Plans"). The terms of options granted under the Prior Plans are substantially similar to options that may be granted under the 1997 Plan. In March 1999, the Board amended the 1997 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1997 Plan from a total of 1,300,000 shares of Common Stock to a total of 1,800,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

     As of March 12, 1999, Awards (net of canceled or expired awards) covering an aggregate of 1,157,019 shares of the Company's Common Stock had been granted under the 1997 Plan and 642,981 shares of Common Stock (plus any shares that might in the future be returned to the 1997 Plan as a result of cancellations or expiration of awards), remained available for future grant under the 1997 Plan. Shares subject to Awards that have expired or otherwise terminated without having been exercised in full (or, in the case of restricted stock, vested) again become available for the grant under the 1997 Plan.

     Stockholders are requested in this Proposal 2 to approve the 1997 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1997 Plan are outlined below:

GENERAL

     The 1997 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "Awards"). Incentive stock options granted under the 1997 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1997 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Awards. To date, the Company has granted stock options and stock bonuses under the Plan.

PURPOSE

     The Board adopted the 1997 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 2% of the approximate 2,310 employees, directors and consultants of the Company and its affiliates are typically granted options under the 1997 Plan.

ADMINISTRATION

     The Board administers the 1997 Plan. Subject to the provisions of the 1997 Plan, the Board has the power to construe and interpret the 1997 Plan and to determine the persons to whom and the dates on which Awards will be granted, the number of shares of Common Stock to be subject to each Award, the time or times during the term of each Award within which all or a portion of such Award may be exercised, the exercise price, the type of consideration and other terms of the Award.

     The Board has the power to delegate administration of the 1997 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1997 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1997 Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate as defined in the Code, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension 1997 Plan), (iii) current and former officers of the Company or an affiliate, and (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director). The definition of an "outside director" under
Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     Incentive stock options may be granted under the 1997 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of Awards under the 1997 Plan.

     No incentive stock option may be granted under the 1997 Plan to any person who, at the time of grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1997 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No person may be granted awards under the 1997 Plan covering for more than 500,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE 1997 PLAN

     Subject to this Proposal, an aggregate of 1,800,000 shares of Common Stock is reserved for issuance under the 1997 Plan. If Awards granted under the 1997 Plan or that were granted under the Prior Plans expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such Awards again becomes available for issuance under the 1997 Plan. If the Company reacquires unvested stock issued under the 1997 Plan, the reacquired stock will again become available for reissuance under the 1997 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 12, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $8.75 per share.

     The exercise price of options granted under the 1997 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1997 Plan may become exercisable in periodic installments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1997 Plan typically vest at the rate of 20% to 25% per year during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "Service"). Shares covered by options granted in the future under the 1997 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1997 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's Service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1997 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1997 Plan generally terminate three months after termination of the participant's Service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of Service), at any time within 12 months of such termination; (ii) the participant dies before the participant's Service has terminated, or within three months after termination of such Service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of Service.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past Services without a purchase payment. In February 1998, the Board awarded an aggregate of 370 shares of Common Stock as stock bonuses to 370 employees of the Company in consideration of past Services.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the 1997 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Plan.

     Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except by will or the laws of descent and distribution or where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

RESTRICTIONS OF TRANSFER

     The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally or by will, the laws of descent or distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares or change in corporate structure, may change the class and number of shares of Common Stock subject to the 1997 Plan and outstanding Awards. In that event, the 1997 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1997 Plan and the Section 162(m) Limitation, and outstanding Awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such Awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     Except as otherwise provided in an Award, the 1997 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, or specified types of merger ( a "change in control"), to the extent permitted by law, any surviving corporation will be required to either assume Awards outstanding under the 1997 Plan or substitute similar awards for those outstanding under the 1997 Plan, or such outstanding Awards will continue in full force and effect. If any surviving corporation declines to assume Awards outstanding under the 1997 Plan, or to substitute similar Awards, then, with respect to participants whose Service has not terminated, the vesting and the time during which such Awards may be exercised will be accelerated. An outstanding Award will terminate if the participant does not exercise it before a change in control. The acceleration of an Award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1997 Plan will terminate on March 16, 2007.

     The Board may also amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1997 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of Awards; or (iii) change any other provision of the 1997 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment of the 1997 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20%, while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1997 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the Award is granted by a compensation committee composed solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such Awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the Award is no less than the fair market value of the stock on the date of grant, or (ii) the Award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the Award is approved by stockholders.

     Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the Award is granted by a compensation committee composed solely of "outside directors" and
(ii) the purchase price of the Award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the Award is granted by a compensation committee composed solely of "outside directors," (ii) the Award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the Award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 26, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1990. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 12, 1999 by (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

                                                                   Beneficial Ownership (1)
                                                                   ------------------------
                                                                     Number        Percent
                             Beneficial Owner                      Of Shares    of Total (2)
                             ----------------                      ---------    -----------
Robertson, Stephens & Co. Investment Management, L.P. (3)
  555 California Street, Suite 2600
  San Francisco, CA 94104 ......................................     770,800       13.6%

The TCW Group, Inc. (4)
  865 South Figueroa Street
  Los Angeles, CA 90017 ........................................     308,300        5.4%

Brown Investment Advisory & Trust Company (5)
  19 South Street
  Baltimore, MD 21202 ..........................................     443,325        7.8%

Laurence B. Mindel (6)
  Il Fornaio (America) Corporation
  770 Tamalpais Drive, #400
  Corte Madera, CA 94925 .......................................     715,472       12.5%

Michael J. Hislop (7) ..........................................     384,120        6.4%

Paul J. Kelley (8) .............................................      72,813        1.3%

Michael J. Beatrice (9) ........................................      32,660          *

Dean A. Cortopassi (10) ........................................      63,794        1.1%

W. Scott Hedrick (11) ..........................................      16,379          *

F. Warren Hellman (12) .........................................     142,354        2.5%

W. Howard Lester (13) ..........................................     205,701        3.6%

Lawrence F. Levy ...............................................       2,300          *

All executive officers and directors as a group (9 persons) (14)   1,635,593       26.4%

----------
*    Less than one percent.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Commission. Except as otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 5,658,821 shares outstanding on March 12, 1998, adjusted as required by rules promulgated by the Commission.

(3) Based on Schedule 13G filed with the SEC on February 6, 1999. Includes 385,300 shares held by Black Bear Offshore Fund and 385,500 shares which are held by various funds within the Robertson Stephens Group, both which are advised by Robertson, Stephens & Company Investment Management, L.P.

(4)  Based on Schedule 13G filed with the Commission on February 12, 1999.

(5) Based on Schedule 13G filed with the Commission on February 17, 1999. Includes 336,174 shares held by Brown Advisory Incorporated, a wholly owned subsidiary of Brown Investment Advisory & Trust Company.

(6) Includes 7,195 share held by the Mindel Family Trust, 5,750 shares held by a Trust created for the benefit of Laurence B. Mindel and his family, and 656,899 shares held by The Mindel Living Trust, of which MrMindel is a trustee. Also includes 45,628 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Excludes an aggregate of 195,944 shares held in trusts for five children of Mr. Mindel, as to which Mr. Mindel is not a trustee and disclaims beneficial ownership.

(7) All of which are issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(8) Includes 36,905 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(9) All of which are issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(10) Includes 57,794 shares held of record by Stanislaus Food Products Company, a California Corporation. Mr.Cortopassi is Chief Executive Officer and a principal stockholder of Stanislaus Food Products Company. Also includes 6,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(11) Includes 1,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(12) Includes 125,802 shares held of record by FWH Associates, A California Limited Partnership. Mr. Hellman is a general partner of FWH Associates. Also includes 2,052 shares held of record by Marco H. Hellman Trust "B." Mr. Hellman is a trustee of the Marco H. Hellman Trust "B.". Also includes 4,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(13) Includes 23,535 share held of record by Williams-Sonoma, Inc. Mr. Lester is the Chairman of the Board and Chief Executive Officer of Williams-Sonoma, Inc. Also includes 14,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(14) Includes information contained in the notes above, as applicable.

SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December27, 1998, the Company's officers, directors and greater than 10% beneficial owners complied with applicable section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION


COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives stock option grants for their services as directors under the 1997 Non-Employee Directors' Stock Option Plan (the "Directors Plan"). There are currently 100,000 shares of Common Stock authorized for issued under the Directors' Plan. Options granted under the Directors Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. Each person who was serving as a non-employee director on April 23, 1997, the date the
Directors' Plan was approved by the stockholders of the Company, was automatically granted an option to purchase 4,500 shares of Common Stock of the Company. Additionally, each person who is first elected or appointed to the Board after April 23, 1997, will automatically be granted an option to purchase 4,500 shares of Common Stock of the Company. Every 36 months after the initial grant of 4,500 shares, each non-employee director will be granted an option to purchase an additional 4,500 shares of the Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in three equal annual installments commencing on the date one year after the date of grant of the option, provided that the optionee has, during the entire year prior to each such vesting date, provided continuous service to the Company as a non-employee director or as an employee of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options.

     During fiscal year 1998, the Company did not grant options to any non-employee director of the Company under the Director's Plan. During fiscal 1998, options to purchase 13,000 shares of Common Stock were exercised under the Directors Plan at a weighted average exercise price of $3.72.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows, for the fiscal years ended December 27, 1998, December 28, 1997 and December 29, 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other executive officers its other (the "Named Executive Officers"):

                                                                                                      Long-Term
                                                                                                  Compensation Awards
                                                           Annual Compensation(1)               ----------------------
                                                  ----------------------------------------       Number of Securities
     Name and Principal Position                  Year       Salary ($)  Bonus ($) (2) (3)      Underlying Options (#)
        --------------------                      ----       ----------  -----------------      ----------------------
Laurence B. Mindel (3) .................          1998        $408,293        $12,900                     15,152
   Chairman of the Board ...............          1997        $402,910       $204,050                     20,500
                                                  1996        $369,519        $12,900                     17,695
Michael J. Hislop (3) ..................          1998        $365,642         $9,000                     14,296
   President and Chief Executive Officer          1997        $339,612       $175,000                     17,500
                                                  1996        $313,615         $9,000                     15,200
Paul J. Kelley .........................          1998        $158,925             $0                     24,228
   Vice President, Finance, Chief ......          1997        $149,446        $37,500                      7,450
   Financial Officer and Secretary .....          1996        $139,496        $28,000                      6,350

Michael J. Beatrice (4) ................          1998        $153,201         $6,000                     25,144
   Chief Operating Officer .............          1997        $135,511        $48,000                      6,560
                                                  1996         $86,538        $34,260                     50,000

----------
(1) In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) Includes bonuses paid in 1997 and 1998 for services rendered in 1996 and 1997, respectively, but does not include bonuses paid in 1996 for services rendered in 1995. No bonus amounts were paid for services rendered in 1998. Amounts shown for 1998 reflect car allowance.

(3) Mr. Mindel resigned as Chief Executive Officer in May 1998 and Mr. Hislop was elected Chief Executive Officer in May 1998.

(4)  Mr. Beatrice was elected Chief Operating Officer in May 1998.

                        STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1997 Equity Incentive Plan. The following tables shows, for fiscal 1998, certain information regarding options granted to the Named Executive Officers during fiscal 1998 and options held by the Named Executive Officers at fiscal year end.


                     Stock Option Grants During Fiscal 1998

                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates of
                                                                                                    Stock Price Appreciation
                                                         Individual Grants                           for Option Term (4)
                           --------------------------------------------------------------------    -----------------------
                              Number of          % of Total
                             Securities            Options           Exercise
                             Underlying          Granted to            Price
                               Options          Employees In         Per Share      Expiration
              Name         Granted (#)(1)      Fiscal Year (2)     ($/share)(3)        Date        5% ($)        10% ($)
              ----         --------------      ---------------     ------------     -----------    --------      --------
Laurence B. Mindel .....        6,960                2.7%             $13.25         7/23/08      $ 58,099       $146,630
                                8,192                3.2%             $14.58         7/23/03      $ 32,990       $ 71,434
Michael J. Hislop ......       14,296                5.6%             $13.25         7/23/08      $119,335       $301,180
Paul J. Kelley .........       24,228                9.4%             $13.25         7/23/08      $202,243       $510,423
Michael J. Beatrice ....       25,144                9.8%             $13.25         7/23/08      $209,890       $529,721

----------
(1) Options generally become exercisable on an annual basis at a rate of 25% per year over four years. Options generally expire 10 years from the date of grant or earlier upon termination of employment. Upon certain changes in control of the Company, if an outstanding option is not assumed or substituted by the surviving entity, the unvested portion of the option accelerates and the option terminates if not exercised prior to such change in control.

(2) Options to purchase 256,738 shares of Common Stock were granted to employees in fiscal 1998.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors except that, with respect to the incentive stock option granted to Mr. Mindel, the exercise price was equal to 110% of such fair market value.

(4) The potential realizable value is calculated based on the term of the option at its date of grant (five years for Mr. Mindel's incentive stock option and 10 years for the nonstatutory stock option held by Mr. Mindel and for the options held by other officers). It is calculated based on the assumption that the stock price on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock price.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                            Number of
                                                                           Securities               Value of
                                                                           Underlying              Unexercised
                                                                           Unexercised            In-the-Money
                                                                           Options at              Options at
                                                                           FY-End (#)              FY-End ($)
                              Shares Acquired           Value             Exercisable/            Exercisable/
         Name                 On Exercise (#)     Realized ($) (1)      Unexercisable (2)     Unexercisable (2) (3)
         ----                 ---------------     ----------------      -----------------     ---------------------
Laurence B. Mindel                29,720              $254,849           31,997/51,314          $61,182/$42,797
Michael J. Hislop                     --                    --          377,581/129,415        $935,660/$251,739
Paul J. Kelley                    11,396              $115,387           26,887/74,318          $65,879/$47,704
Michael J. Beatrice                   --                    --           21,312/60,392          $41,330/$65,320

----------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

(2)  Reflects shares vested and unvested at December 27, 1998.

(3) Fair market value of the Company's Common Stock at December 27, 1998 ($7.00) minus the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into an at-will employment agreement with Michael. J. Hislop as President and Chief Operating Officer. The agreement provided for a base salary, annual bonus and a monthly car allowance, subject to annual review. In addition, pursuant to the agreement, in April 1995, the Company granted Mr. Hislop options to purchase 460,000 shares of Common Stock. As set forth in the employment agreement, in the event of a change of control (as defined in the agreement), the unvested portion of the option automatically accelerates and Mr. Hislop has the right to exercise all or any portion of the option. The agreement provides further that in the event Mr. Hislop's employment is involuntarily terminated by the Company for any reason other than death, disability or cause (as defined in the agreement) or in the event Mr. Hislop voluntarily terminates his employment within 30 days of a change of control (as defined in the agreement), Mr. Hislop will receive, in lieu of any severance benefits to which he may otherwise be entitled under any Company severance plan or program, a cash severance payment in an aggregate amount equal to 100% of Mr. Hislop's annual base salary at the time of such termination.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


REPORT OF THE COMPENSATION COMMITTEE (1)

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of W. Scott Hedrick and Lawrence F. Levy, neither of whom is an employee of the Company. The Committee is currently responsible for setting the Company's policies regarding compensation and benefits, and administering the Company's employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

     The Company's executive management program is designed (i) to attract and retain outstanding executive officers capable of leading the Company to fulfillment of its business objectives and (ii) to establish an appropriate link between executive compensation and achievement of the Company's strategic and financial performance goals, including the enhancement of stockholder value. To that end, the Company's compensation program offers competitive compensation opportunities that reward individual contributions as well as corporate performance, based on the following policies and principles:

     o Implementation of competitive pay practices, taking into account the pay practices of other companies of comparable size and stage of development with which the Company competes for talented executives.

     o Emphasis on pay-for-performance as a major component of compensation through annual incentive programs designed to reward executives for achievement of annual corporate financial performance goals.

     o Use of equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders and to provide opportunities for management to share in the benefits that they achieve for the Company's stockholders.

     For 1998, the Company's executive compensation program included the following components: (i) base salary, (ii) annual incentives in the form of cash bonuses and (iii) long-term incentives in the form of options to purchase common stock of the Company.

     In establishing the size of an executive's opportunity for incentive compensation, including bonus and stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive's level of responsibility and potential to influence or contribute to the Company's operation and direction and the quality of the executive's long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and it not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     Base Compensation

     Base salaries paid to executives are subject to annual review and adjustment. The Committee evaluates executive performance on the basis of a variety of factors, both individual and corporate, as well as level of responsibility, competitive factors and the Company's internal policies regarding salary increases. For 1998, the base salary of Laurence B. Mindel, who currently serves as Chairman of the Board and who served as the Company's Chief Executive Officer through May 1998, was not increased from the base salary that he received in fiscal 1997, largely reflecting his resignation as Chief Executive Officer and the corresponding change in duties. For 1998, the base salary of Michael J. Hislop, the Company's current Chief Executive Officer, was increased by 10%, largely reflecting his promotion to Chief Executive Officer in May 1998. The Committee also considered, to a lesser extent, a variety of comparative data, gathered informally by the Committee members, with respect to compensation paid to executives at other companies with which the Committee members were familiar (although these companies are not necessarily included in the industry index used in the performance graph.) The base salaries paid to other executives were increased for 1998 by amounts ranging from 6% to 18%, reflecting changes in duties and their contributions to the Company in connection with the execution of the Company's long-term strategic initiatives, as well as the increase in 1997 in comparable restaurant sales.

     Annual Incentive Compensation

     Annual bonuses are intended to reward executives for achievement of targeted corporate financial performance goals. At a meeting in 1998, the Committee established the bonus potential for 1998 for each executive. Mr. Mindel and Mr. Hislop were eligible to receive bonuses for 1998 equal to 25% of their respective base salaries if the Company attained a targeted level of pre-tax income established by the Board in the Company's annual operating plan and an additional 25% of their base salaries if the Company achieved a targeted level of improvement in 1998 earnings per share as compared with 1997. The other executives were eligible to receive bonuses ranging from 25% to 50% of their respective base salaries if the Company achieved certain financial performance goals. The goals, and the relative weights attributable to each, varied for each executive. These goals included achievement of one or more of the following elements: a targeted level of pre-tax income established by the Board in the Company's operating plan, a targeted level of improvement in 1998 earnings per share and a targeted divisional operating profit. With respect to any target, bonuses are typically not paid unless the particular target is achieved in full, with the result that a substantial portion of each executive's compensation is "at risk." In all cases, the targeted goals for 1998 were not met and no bonuses was awarded to any executives.

     Long-Term Compensation

     Stock options under the Company's stock option plans are used to underscore the common interests of stockholders and management. Options are granted to executives to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. Options may be tax-qualified or nonstatutory and typically have exercise prices set at the fair market value of the Common Stock on the date of grant. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company.

     The size of the options granted to Mr. Mindel and Mr. Hislop were calculated on the basis of the potential reward to the officer, assuming a specified stock price appreciation over a five-year period. The targeted potential return was determined as a percentage of current base salary. Based on this formula, in 1998, Mr. Mindel was granted options to purchase 15,152 shares of Common Stock and Mr. Hislop was granted options to purchase 14,296 shares of Common Stock. The sizes of options granted to the other executives were determined as a multiple of the executives' respective annual base salaries divided by the fair market value of the shares on the date of the grant. The other executives were granted options to purchase Common Stock at levels ranging from 24,228 to 25,144 shares. Executives may realize the targeted return only to the extent that the actual price of the Common Stock increases in the public market at the assumed rate.

     Section 162(m) of the Code, generally imposes on the Company an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Committee has not yet adopted a policy with respect to the treatment of all forms of compensation under Section 162(m); however, the Committee has determined that stock options granted under the Company's 1997 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation," and the 1997 Equity Incentive Plan contains provisions designed to allow compensation recognized by an executive as a result of the grant of a stock option to be deductible by the Company.

                                       Compensation Committee

                                       W. Scott Hedrick
                                       Lawrence F. Levy (1)
                                       T. Gary Rogers (2)
                                       Pierre W. Mornell (3)

----------
(1)  Mr. Levy was appointed to the Compensation Committee in December 1998.

(2) Mr. Rogers resigned from the Board and the Compensation Committee in September 1998.

(3) Mr. Mornell resigned from the Board and the Compensation Committee in October 1998.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the value of an investment of $100 in cash at the close of business on September19, 1997, the date of commencement of public trading of the Company's Common Stock, in (a) the Company's Common Stock, (b) the Dow Jones Restaurant Index and (c) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies). All values assume reinvestment of the full amount of all dividends.


        Comparison of Fifteen-Month Cumulative Total Return on Investment


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]




                                                     September 19, 1997   December 26, 1997   December 27, 1998
                                                     ------------------   -----------------   -----------------
Il Fornaio (America) Corporation ............               100.00               99.00               48.00
Dow Jones Restaurant Index ..................               100.00              100.00              148.00
Nasdaq CRSP Total Return ....................               100.00              100.00              129.00

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with each of the Company's directors and executive officers which provide that, subject to certain limitations, the Company will indemnify against any and all expenses of the director or executive officer who incurred such expenses because of his or her status as a director or executive officer, to the fullest extent permitted by the Company's By-laws and Delaware law. In addition, the Company's By-laws provide that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

     The Company's Restated Certificate, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intention misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a Company director shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended. The provision in the Restated Certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Laurence B. Mindel's son, Michael Mindel, is Vice President of Marketing of the Company, and, as such, for 1998, received aggregate cash compensation of $102,900 and options to acquire 11,428 shares of Common Stock.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                By Order of the Board of Directors


                                /s/ PAUL J. KELLEY

                                Paul J. Kelley
                                Chief Financial Officer, Vice President
                                Finance and Secretary

April 1, 1999

A copy of the Company's Annual Report on Form 10-K for the year ended December 27, 1998 is available without charge upon written request to: Investor Relations Department, Il Fornaio (America) Corporation, 770 Tamalpais Drive #400, Corte Madera, California 94925.

IL FORNAIO (AMERICA) CORPORATION


                           1997 EQUITY INCENTIVE PLAN


                             Adopted March 17, 1997
                     Approved By Stockholders April 23, 1997
               Amended by the Board of Directors on March 11, 1999


                                  INTRODUCTION.

     This Plan is an amendment and restatement of the Company's existing 1992 Stock Option Plan (the "1992 Plan") and the 1995 Stock Option Plan (the "1995 Plan"), and shall become effective on the date of approval of this Plan by the Board (the "Effective Date"). No options shall be granted under the 1992 Plan or the 1995 Plan from and after the Effective Date. Notwithstanding anything to the contrary, prior to the Listing Date all Stock Awards granted under this Plan shall comply with all of the requirements set forth in Section 25102(o) of the California Corporate Securities Law of 1968.

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Company"  means  Il  Fornaio   (America)   Corporation,   a  Delaware
corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h) "Director" means a member of the Board.

     (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (m) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

     (n) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q) "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

     (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (u) "Plan" means this 1997 Equity Incentive Plan.

     (v)"Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (w) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

     (x) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan or a Stock Award as provided in Section 12.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million eight hundred thousand (1,800,000) shares of Common Stock. Such share reserve shall consist of (i) the options granted under the 1992 Plan and the 1995 Plan which are outstanding as of the Effective Date plus (ii) the shares available for grant under the 1992 Plan and the 1995 Plan as of the Effective Date plus (iii) an additional five hundred and four thousand three hundred ninety-five (504,395) shares of common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than five hundred thousand (500,000) shares of Common Stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Status as an Employee, Director or Consultant terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event exceed three (3) months from the date of termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her
Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

     (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which is no event shall be less than six (6) months), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a three (3)-month period after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which in no event shall be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

     (e) Termination of Continuous Status as an Employee, Director or Consultant. In the event a Participant's Continuous Status as an Employee,
Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   COVENANTS OF THE COMAPNY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) Except as otherwise provided in the Stock Award Agreement, in the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. Except as otherwise provided in the Stock Award Agreement, in the event any surviving corporation (or an Affiliate) refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

12.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14.  STOCKHOLDER APPROVAL.

     No Stock Awards granted under the Plan shall be exercisable in whole or part unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after

                        IL FORNAIO (AMERICA) CORPORATION

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1999

     The undersigned hereby appoints LAURENCE B. MINDEL and PAUL J. KELLEY, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Il Fornaio (America) Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Il Fornaio (America) Corporation to be held on Thursday, May 6, 1999, at 4:00 p.m. local time, at the Il Fornaio restaurant located at 327 Lorton Avenue, Burlingame, California, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:    To elect two  directors  to hold  office  until  the 2002  Annual
               Meeting of Stockholders and until their successors are elected.

               |_| FOR all nominees listed            |_|  WITHHOLD AUTHORITY
                   below (except as written below)         to vote for all
                                                           nominees below

               Nominees: F. Warren Hellman and Michael J. Hislop

               To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

               _________________________________________________________________

               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2:    To approve the Company's 1997 Equity  Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

               |_|   FOR              |_|   AGAINST           |_|  ABSTAIN



Proposal 3:    To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 26, 1999.

               |_|   FOR              |_|   AGAINST           |_|  ABSTAIN



                              Dated: ____________________, 1999



                              _____________________________________________


                              _____________________________________________
                                               Signature(s)


                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.